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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                    Date of Report (Date of earliest event

                            Reported): June 8, 1998

                              THE PROVIDENT BANK
            (Exact name of registrant as specified in its charter)

         Ohio                       333-45369                 31-0412725
(State or Other Jurisdiction     (Commission              (I.R.S. Employer
     of Incorporation)            File Number)            Identification No.)

One East Fourth Street
Cincinnati, Ohio                                                     45202
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(Address of Principal                                               (Zip Code)
 Executive Offices)

Registrant's telephone number, including area code (513) 579-2000

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Item 5.  Other Events.
----     ------------

Filing of Derived Materials.
---------------------------

     In connection with the offering of the Provident Bank Home Equity Loan Trust 1998-2, Home Equity Loan Asset-Backed Certificates, Series 1998-2 (the "Certificates"), Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated, as underwriters of the Certificates (the "Underwriters"), have prepared certain materials (the "Derived Materials") for distribution to its potential investors. Although The Provident Bank (the "Company") provided the Underwriters with certain information regarding the characteristics of the Mortgage Loans (the "Loans") in the related portfolio, it did not participate in the preparation of the Derived Materials. Concurrently with the filing hereof, pursuant to Rule 311(i) of Regulation S-T, the Company is filing the Derived Materials by paper filing on Form SE.

     For purposes of this Form 8-K, Derived Materials shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life, duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Derived Materials are attached hereto as Exhibit 99.1.

Item 7.           Financial Statements, Pro Forma Financial
----              Information and Exhibits.
                  ------------------------

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1              Derived Materials

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE PROVIDENT BANK

                              By: /s/ Kevin Shea
                                  ---------------------------
                                  Name: Kevin M. Shea
                                  Title: Vice President

Dated:  June 8, 1998



                                 Exhibit Index
                                 -------------

Exhibit                                                              Page
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    99.1              Derived Materials ................................8



                                 EXHIBIT 99.1

     In accordance with Rule 311(i) of Regulation S-T, the Derived Materials are being filed on paper pursuant to Form SE.